EXHIBIT 32.1

Certification Pursuant to Exchange Act
Rule 15d-14(b) and 18 U.S.C. Section 1350

          In connection with the Annual Report of First Virtual Communications, Inc. and subsidiary (the “Company”) on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregory Sterling, Chief Restructuring Officer of the Company, certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

          A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to First Virtual Communications, Inc. and will be retained by First Virtual Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: December 9, 2005	FIRST VIRTUAL COMMUNICATIONS, INC.

	By:	/s/ Gregory Sterling

Gregory Sterling
Chief Restructuring Officer
(Duly Authorized Officer and Principal Financial Officer)